Exhibit 32.1

Certification of the Chief Executive Officers and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Ares Strategic Income Fund (the “Fund”) for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael L. Smith and Mitchell Goldstein, as the Chief Executive Officers of the Fund, and Scott C. Lem, as Chief Financial Officer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 14, 2024

/s/ MICHAEL L. SMITH
Michael L. Smith Co-Chief Executive Officer (principal executive officer)

Date: March 14, 2024

/s/ MITCHELL GOLDSTEIN
Mitchell Goldstein Co-Chief Executive Officer (principal executive officer)

Date: March 14, 2024

/s/ SCOTT C. LEM
Scott C. Lem Chief Financial Officer (principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Strategic Income Fund and will be retained by Ares Strategic Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.